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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

Registration Statement Under the Securities Act of 1933

THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2482571 (IRS Employer Identification No.)
16052 Swingley Ridge Road Chesterfield, Missouri 63017 (Address of principal executive offices)
Registrant's telephone number including area code: (636) 728-3000

Patricia S. Williams
Vice President, General Counsel and Corporate Secretary
Thermadyne Holdings Corporation
16052 Swingley Ridge Road
Chesterfield, Missouri 63017
(636) 728-3000
Fax: (636) 728-3010
(Name and address of agent for service)	Copies to: John L. Gillis, Jr., Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 St. Louis, Missouri 63102 (314)-621-5070 Fax (314)-621-5065

        Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of registration fee

Common Stock, par value $0.01 per share	251,345	$14.25	$3,581,666.20	$421.56

(1)
Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, stock split, combination or other change in the Registrant's common stock, may become issuable under the plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock reported on The OTC Bulletin Board on July 21, 2005.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED                             , 2005

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

251,345 Shares

Common Stock

        This Prospectus relates to the public offering, which will not be underwritten, of 251,345 of our shares of common stock held by the selling stockholder named on page 10.

        The prices at which the selling stockholder may resell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July     , 2005.

ABOUT THIS PROSPECTUS

        You should rely only on the information included or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this Prospectus as an indication that there has been no change in our affairs since the date of this Prospectus. You should also be aware that information in this Prospectus may change after this date.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF DOCUMENTS BY REFERENCE	3
PROSPECTUS SUMMARY	5
RISK FACTORS	6
USE OF PROCEEDS	10
SELLING STOCKHOLDER	10
PLAN OF DISTRIBUTION	11
LEGAL OPINION	12
EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C., 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility. You may also obtain copies of these documents on our website at www.thermadyne.com.

        We have filed this Prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are "incorporating by reference" in this Prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be a part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

        We have filed or may file the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing:

        (1)   our annual report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 31, 2005;

        (2)   our quarterly report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 10, 2005;

        (3)   our current reports on Form 8-K as filed with the SEC on March 17, 2005 and June 3, 2005;

        (4)   all our filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement;

        (5)   the description of the securities contained in our registration statement on Form 10/A, Amendment No. 2, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

        (6)   all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus are incorporated by reference in this Prospectus as of the respective filing dates of these documents and reports.

        Information in current reports on Form 8-K furnished under Item 2.02 or 7.01 of Form 8-K (as such items may be renumbered and redesignated) are not incorporated herein by reference.

        We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with the Prospectus. You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting our Corporate Secretary, Patricia S. Williams, at Thermadyne Holdings Corporation, 16052 Swingley Ridge Road, Chesterfield, Missouri, 63017, telephone (636) 728-3000.

        You should rely only on this information contained in this Prospectus, including information incorporated by reference as described above, that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this Prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS SUMMARY

        The following information is qualified by the more detailed information appearing elsewhere in this Prospectus. Prospective investors should read this entire Prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, which are incorporated into this Prospectus by reference, before making an investment decision. As used in this Prospectus, "Thermadyne," "we," "Company," "our," "us" or similar terms refer to Thermadyne Holdings Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

Thermadyne Holdings Corporation

        Thermadyne is a global designer and manufacturer of cutting and welding products, including equipment, accessories and consumables. Our products are used by manufacturing, construction and foundry operations to cut, join and reinforce steel, aluminum and other metals. Common applications for our products include shipbuilding, railcar manufacturing, offshore oil and gas rig construction, fabrication, and the repair and maintenance of manufacturing equipment and facilities. Welding and cutting products are critical to the operations of most businesses that fabricate metal, and we have well established and widely recognized brands. We were incorporated in Delaware in 1987.

        Our common stock is traded on The OTC Bulletin Board under the symbol "THMD." On                        , 2005, the last reported sale price of our common stock was $            per share.

        Our principal office is located at 16052 Swingley Ridge Road, Chesterfield, Missouri, 63017, and our telephone number is (636) 728-3000.

The Offering

        All of the shares are being offered by Northwood Capital, Limited. We will not receive any proceeds from the sale of shares in this offering.

Risk Factors

        In analyzing an investment in the Company, prospective investors should carefully consider, along with other matters referred to and incorporated by reference in this Prospectus, the information set forth under "Risk Factors," beginning on page 6.

RISK FACTORS

        You should carefully consider the following risks and all of the other information set forth or incorporated by reference in this Prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

        The Prospectus and the documents incorporated herein contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus, including by incorporation by reference.

Our business is cyclical and is affected by industrial economic conditions.

        Our business is highly cyclical because many of the end users of our products are themselves in highly cyclical industries, such as commercial construction, steel shipbuilding, petrochemical construction and general manufacturing. The demand for our products and therefore our results of operations are directly related to the level of production in these end-user industries. Accordingly, our business is to a large extent determined by general economic conditions and other factors beyond our control.

Our business is highly competitive, and increased competition could reduce our sales, earnings and profitability.

        Our products compete in highly competitive markets. We compete primarily on the performance, functionality, price, brand recognition, customer service and support and availability of our products. We compete with companies of various sizes, some of which have greater financial and other resources than we do. Increased competition could force us to lower our prices or to offer additional product features or services at a higher cost to us, which could reduce our sales and net earnings.

        The greater financial resources or the lower amount of debt of certain of our competitors may enable them to commit larger amounts of capital in response to changing market conditions. Certain competitors may also have the ability to develop product innovations that could put us at a disadvantage. In addition, some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate. If we are unable to compete successfully against other manufacturers in our marketplace, we could lose customers, and our sales may decline. There can also be no assurance that customers will continue to regard our products favorably, that we will be able to develop new products that appeal to customers, that we will be able to improve or maintain our profit margins on sales to our customers or that we will be able to continue to compete successfully in our core markets.

We are subject to general economic factors that are largely out of our control, any of which could have a material adverse effect on our business, results of operations and financial condition.

        Our business is subject to a number of general economic factors, many of which are out of our control, which may have a material adverse effect on our business, results of operations and financial condition. These include recessionary economic cycles and cyclical downturns in our customers' businesses, particularly customers in the manufacturing and construction industries, fluctuations in the cost of raw materials, such as steel, the substitution of plastic or other materials for metal in many products and the movement of metal fabrication operations outside the United States. Economic conditions may adversely affect our customers' business levels, which can have the effect of reducing the amount of our products that they purchase. Furthermore, customers encountering adverse economic conditions may have difficulty paying for our products. Finally, terrorist activities, anti-terrorist efforts, war or other armed conflicts involving the United States or its interests abroad may have a material adverse effect on the U.S. and global economies and on our business, results of operations or financial condition.

Our international operations pose certain risks that may adversely impact sales and earnings.

        We have manufacturing operations and assets located outside of the United States, including in Australia, Brazil, Canada, Italy, Malaysia and Mexico. We also sell our products to distributors located in approximately 100 countries. During the year ended December 31, 2004, approximately 47.6% of our consolidated sales were derived from non-U.S. markets. A key part of our long-term strategy is to increase our manufacturing, distribution and sales presence in international markets. These international operations are subject to a number of special risks, in addition to the risks of our domestic business, including currency exchange rate fluctuations, differing protections of intellectual property, trade barriers, labor unrest, exchange controls, regional economic uncertainty, differing (and possibly more stringent) labor regulation, risk of governmental expropriation, domestic and foreign customs and tariffs, current and changing regulatory environments, difficulty in obtaining distribution support, difficulty in staffing and managing widespread operations, differences in the availability and terms of financing, political instability and unrest and risks of increases in taxes. Also, in some foreign jurisdictions, we may be subject to laws limiting the right and ability of entities organized or operating therein to pay dividends or remit earnings to affiliated companies unless specified conditions are met. These factors may adversely affect our future profits.

        Our products are used primarily in metal fabrication operations to cut and join metal parts. Metal fabrication operations are growing faster outside of the United States than they are in the United States, and certain metal fabrication, as well as manufacturing operations generally, is moving from the United States to international locations where labor costs are lower. Maintaining and expanding international operations require significant coordination, capital and resources. If these resources were to prove too costly or difficult to attain, we may be unable to grow our sales in these international locations, and our future sales and earnings could be lower.

We are subject to currency fluctuations from our international sales.

        Our products are sold in many countries around the world. A portion of our international sales is denominated in foreign currencies, including the Australian dollar, Brazilian real, Canadian dollar, euro, pound sterling and South African rand, while a portion of the costs incurred to generate those revenues is incurred in other currencies. Because our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have had, and will continue to have, an impact on our earnings. We currently do not have exchange rate hedges in place to reduce the risk of an adverse currency exchange movement. Currency fluctuations have affected our financial performance in the past and may affect our financial performance in the future.

        We also face risks arising from the imposition of exchange controls and currency devaluations. Exchange controls may limit our ability to convert foreign currencies into U.S. dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing controls. Currency devaluations result in a diminished value of funds denominated in the currency of the country instituting the devaluation. Actions of this nature, if they occur or continue for significant periods of time, could have an adverse effect on our results of operations and financial condition in any given period.

Our success depends on our ability to enhance existing products and develop new products.

        Our financial and strategic performance depends partially on our ability to meet customer demands for new and enhanced products. We may not be able to sustain or expand existing levels of research and development expenditures. We also may not be able to develop or acquire innovative products or otherwise obtain intellectual property in a timely and effective manner. Furthermore, we cannot be sure that new products or product improvements will be met with customer acceptance or contribute positively to our results. In addition, competitors may be able to direct more capital and more resources to new or emerging technologies and changes in customer requirements.

Our products involve risks of personal injury and property damage, which expose us to potential liability.

        Our business exposes us to possible claims for personal injury or death and property damage resulting from the products that we sell. We maintain insurance for loss (excluding attorneys' fees and expenses) through a combination of self-insurance retentions and excess insurance coverage. We are not insured against punitive damage awards. We monitor claims and potential claims of which we become aware and establish accrued liability reserves for the self-insurance amounts based on our liability estimates for such claims. We cannot give any assurance that existing or future claims will not exceed our estimates for self-insurance or the amount of our excess insurance coverage. In addition, we cannot give any assurance that insurance will continue to be available to us on economically reasonable terms or that our insurers would not require us to increase our self-insurance amounts. Claims brought against us that are not covered by insurance or that result in recoveries in excess of insurance coverage could have a material adverse effect on our results and financial condition. Moreover, any accident or incident involving us, even if we are fully insured or not held to be liable, could negatively affect our reputation among customers and the public, thereby making it more difficult for us to compete effectively, and could significantly affect the cost and availability of insurance in the future.

If we are unable to retain and hire key employees, the performance of our operations could be adversely affected.

        Our ability to provide high-quality products and services depends in part on our ability to retain our skilled personnel in the areas of product engineering, manufacturing and sales. Certain of our businesses rely heavily on key personnel in the engineering, design, formulation and manufacturing of our products. Our success is also dependent on the management and leadership skills of our senior management team. The loss of any of these individuals or an inability to attract, retain and maintain additional personnel could have an adverse effect on the business.

We rely in large part on independent distributors for sales of our products.

        We depend on independent distributors to sell our products and provide service and after-market support to our ultimate customers. Distributors play a significant role in determining which of our products are stocked at branch locations and the price at which they are sold, which impacts how accessible our products are to our ultimate customers. Almost all of the distributors with whom we transact business offer competing products and services to our ultimate customers. We do not have written agreements with our distributors located in the United States. The loss of a substantial number of these distributors or an increase in the distributors' sales of our competitors' products to our ultimate customers could materially reduce our sales and earnings.

Our future operating results may be affected by fluctuations in the prices and availability of raw materials.

        We purchase a large amount of commodity raw materials, and certain of the raw materials used in our hardfacing products, such as cobalt and chromium, are available primarily from sources outside the United States. The raw materials industry as a whole is highly cyclical, and at times pricing and supply can be volatile due to a number of factors beyond our control, including general economic and political conditions, labor costs, competition, import duties, tariffs and currency exchange rates. This volatility can significantly affect our raw material costs. In an environment of increasing raw material prices, competitive conditions can affect how much of the price increases we can recover in the form of higher unit sales prices. To the extent we are unable to pass on any price increases to our customers, our profitability could be adversely affected. Furthermore, restrictions in the supply of cobalt, chromium and other raw materials could adversely affect our operating results. In addition, certain of our customers rely heavily on raw materials, and to the extent there are fluctuations in prices, it could affect orders for our products and our financial performance.

If our relationship with our employees were to deteriorate, we could be adversely affected.

        Currently, in our U.S. operations (where none of our employees are represented by labor unions) and in our foreign operations (where the majority of our employees are represented by labor unions), we have maintained a positive working environment. Although we focus on maintaining a productive relationship with our employees, we cannot ensure that unions, particularly in the United States, will not attempt to organize our employees or that we will not be subject to work stoppages, strikes or other types of conflicts with our employees or organized labor in the future. Any such event could have a material adverse effect on our ability to operate our business and serve our customers and could materially impair our relationships with key customers and suppliers, which could damage our business, results of operations and financial condition.

We are subject to various environmental laws and regulations and may incur costs that have a material adverse effect on our financial condition as a result of violations of or liabilities under environmental laws and regulations.

        Our operations are subject to federal, state, local and foreign laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the use, management and disposal of hazardous materials, and employee health and safety. As an owner and operator of real property and a generator of hazardous waste, we may also be subject to liability for the remediation of contaminated sites. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, third-party property damage or personal injury claims, as a result of violations of or liabilities under environmental laws or noncompliance with environmental permits required at our facilities.

        Contaminants have been detected at some of our present and former sites. In addition, we have been named as a potentially responsible party at certain Superfund sites. While we are not currently aware of any contaminated or Superfund sites as to which material outstanding claims or obligations exist, the discovery of additional contaminants or the imposition of additional cleanup obligations at these or other sites could result in significant liability. In addition, the ultimate costs under environmental laws and the timing of these costs are difficult to predict. Liability under some environmental laws relating to contaminated sites, including the Comprehensive Environmental Response, Compensation, and Liability Act and analogous state laws, can be imposed retroactively and without regard to fault. Further, one responsible party could be held liable for all costs at a site. Thus, we may incur material liabilities under existing environmental laws and regulations or environmental laws and regulations that may be adopted in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this Prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. These forward-looking statements include statements with respect to our plans, projections or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or the negative of such terms or other similar terminology.

        These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such statements. Such factors include, among others, those listed in "Risk Factors" above. See also our periodic reports and other documents filed with the SEC for further discussions of certain of the risks, uncertainties and other factors applicable to us, our business and the securities proposed to be sold. We do not intend to update any of the forward-looking statements after the date of this Prospectus.

USE OF PROCEEDS

        All of the shares of common stock are being offered by Northwood Capital, Limited. For information about Northwood Capital, Limited, see the section titled "Selling Stockholder" below. We will not receive any proceeds from the sale of shares by Northwood Capital, Limited.

SELLING STOCKHOLDER

        The following table sets forth as of the date of this Prospectus, the number of shares of common stock that Northwood Capital, Limited owns, the number of shares of common stock being offered for sale by Northwood Capital, Limited and the number of shares of common stock to be held by Northwood Capital, Limited, assuming the sale of all of the common stock offered hereby.

        The shares being offered by Northwood Capital, Limited were acquired when we issued new common stock pursuant to our plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, approved by the U.S. Bankruptcy Court's confirmation order of April 3, 2003.

	Beneficial Ownership Before Offering(1)			Beneficial Ownership After Offering(1)
			Number of Shares of Common Stock Being Offered
Name of Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Northwood Capital, Limited	251,345	1.9%	251,345	0	0%

(1)
The percentage is based on 13,313,973 shares outstanding and calculated in accordance with Rule 13d-3 under the Exchange Act as of April 30, 2005.

        Mr. Bradley G. Pattelli, a member of our board of directors since 2003, has been employed by Angelo, Gordon & Co., L.P. since 1998 as an investment analyst, where he focuses on the leveraged loan and distressed securities markets. Angelo, Gordon & Co., L.P. is the Collateral Manager for Northwood Capital, Limited. Pursuant to an agreement between Mr. Pattelli and Angelo, Gordon & Co., L.P., all stock and director fees to which Mr. Pattelli is otherwise entitled are paid and distributed directly to Angelo, Gordon & Co., L.P. and are subsequently remitted to the funds that hold shares of stock in us on a pro rata basis.

PLAN OF DISTRIBUTION

        The shares of common stock covered by this Prospectus may be offered and sold from time to time by Northwood Capital, Limited, the "selling stockholder." For purposes of the following description, the term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this Prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including The OTC Bulletin Board;

  •
  in privately negotiated transactions; and

  •
  in options transactions.

        In addition, any shares offered hereby that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this Prospectus.

        To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares offered by this Prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

        In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

        In offering the shares covered by this Prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

        To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We will make copies of this Prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have agreed to bear all fees and expenses in connection with the registration of the shares of common stock covered by the Prospectus.

LEGAL OPINION

        The validity of the common stock offered hereby will be passed upon for us by Armstrong Teasdale LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant:

SEC registration fee	$410.00
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$7,840.00
EDGAR formatting expenses	$2,000.00
Miscellaneous expenses	$1,250.00
Total expenses	$14,000.00

Item 15.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation, including the Registrant, may indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by the corporation or in the right of the corporation) by reason of the fact that the person is or was one of the directors, officers, agents or employees of the corporation or is or was serving at the request of the corporation as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner that the person reasonably believed to be in the best interest of the corporation, or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by the corporation or in the right of the corporation as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent or dissenting director receives notice of the unlawful acts.

        As permitted under the DGCL, the certificate of incorporation of the Registrant includes provisions for indemnification of directors, officers and employees of the Registrant.

        In addition, the Registrant maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 16.    Exhibits.

Exhibit Number	Description of Exhibit
5	Opinion of Armstrong Teasdale LLP regarding legality of the shares being registered.
23.1	Consent of Armstrong Teasdale LLP (included in Exhibit 5).
23.2	Consent of Ernst & Young LLP.
24	Powers of Attorney (see signature page).

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 27, 2005.

THERMADYNE HOLDINGS CORPORATION
By:	/s/ DAVID L. DYCKMAN David L. Dyckman Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Thermadyne Holdings Corporation, hereby severally constitute and appoint Paul D. Melnuk, David L. Dyckman and Patricia S. Williams and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Thermadyne Holdings Corporation's registration statement on Form S-3, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of July 27, 2005 by the following persons in the capacities indicated.

Signature	Title
/s/ PAUL D. MELNUK Paul D. Melnuk	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ DAVID L. DYCKMAN David L. Dyckman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ STEVEN W. FRAY Steven W. Fray	Vice President Finance and Global Controller (Principal Accounting Officer)
/s/ ANDREW L. BERGER Andrew L. Berger	Director
/s/ JAMES B. GAMACHE James B. Gamache	Director
/s/ MARNIE S. GORDON Marnie S. Gordon	Director
/s/ JOHN G. JOHNSON JR. John G. Johnson, Jr.	Director
/s/ BRADLEY G. PATTELLI Bradley G. Pattelli	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5	Opinion of Armstrong Teasdale LLP regarding legality of the shares being registered.
23.1	Consent of Armstrong Teasdale LLP (included in Exhibit 5).
23.2	Consent of Ernst & Young LLP.
24	Powers of Attorney (see signature page).

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ABOUT THIS PROSPECTUS
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL OPINION
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS